UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Cytomedix, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CYTOMEDIX, INC.

Notice of Annual Meeting

and

Proxy Statement

Annual Meeting to be held
on
September 21, 2007
11:00 a.m.

Cytomedix, Inc.
416 Hungerford Drive, Suite 330
Rockville, Maryland 20850

Cytomedix, Inc.
416 Hungerford Dr., Suite 330
Rockville, Maryland 20850

Dear Shareholder:

It is my pleasure to invite you to attend the Annual Meeting of Shareholders of Cytomedix, Inc. to be held on September 21, 2007, at 11:00 a.m. The meeting will be held at the offices of Cytomedix, Inc., located at 416 Hungerford Dr., Suite 330, Rockville, Maryland 20850.

Please mark, date, sign, and return your proxy card in the enclosed envelope at your earliest convenience, or you may also vote your shares by telephone voting which is explained in further detail on your proxy card. This will assure that your shares will be represented and voted at the meeting, even if you do not attend.

I appreciate your continued confidence in the Company and look forward to seeing you on September 21.

Sincerely,

Kshitij Mohan, Chief Executive Officer

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS

Date:	September 21, 2007
Time:	11:00 a.m., Eastern Time
Place:	Cytomedix, Inc. 416 Hungerford Drive, Suite 330 Rockville, Maryland 20850

Cytomedix, Inc. (the “Company”), on behalf of its Board of Directors, is soliciting your proxy to vote your shares at the Annual Meeting of Shareholders to be held September 21, 2007. The Company plans to hold its next annual meeting in September 2008.

The Company’s headquarters are located at:

Cytomedix, Inc.
416 Hungerford Dr., Suite 330
Rockville, Maryland 20850

We are soliciting proxies to give all shareholders an opportunity to vote on matters that will be presented at the meeting. In the following pages of this proxy statement, you will find information on these matters. We have provided this information to assist you in voting your shares.

This proxy statement, the accompanying proxy card, the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2006, and the Company’s Form 10-Q for the quarter ended June 30, 2007, are being mailed to Cytomedix shareholders beginning August 21, 2007. Copies of exhibits filed with these reports will be sent to shareholders by first class mail within one day of the Company’s receipt of a written request for said exhibits. If you share an address with another security holder, only one proxy statement, Form 10-K, and Form 10-Q will be delivered to your household unless we have received contrary instructions from you. Upon your request, we will promptly deliver a separate copy of the proxy statement and reports to each individual shareholder at the address.

To request exhibits to the periodic reports or to obtain additional copies of the proxy statement and periodic reports, please contact the Chief Financial Officer of the Company by mail, phone or fax at the following office location:

Cytomedix, Inc.
416 Hungerford Dr., Suite 330
Rockville, Maryland 20850
(240) 499-2680 (telephone)
(240) 499-2690 (facsimile)

If you are receiving multiple copies of annual reports or proxy statements and wish to request delivery of a single copy, you may contact us at the above address or telephone number.

MEETING INFORMATION

What are the purposes of this meeting?

The Board of Directors on behalf of Cytomedix, Inc. is seeking your affirmative vote for the following:

(1)	To elect six directors to serve until the next annual meeting of shareholders;
(2)	To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as its independent registered accountant for the fiscal year ending December 31, 2007;
(3)	To transact any other business that may properly come before the meeting, or any adjournments thereof.

Who can vote?

You can vote if, as of the close of business on the record date, August 10, 2007, you were a shareholder of record of the Company’s Common Stock, Series A Convertible Preferred Stock, or Series B Convertible Preferred Stock.

Each share of the Company’s stock represents one vote. On August 10, 2007, there were issued and outstanding:

28,999,872	shares of Common Stock
365,970	shares of Series A Convertible Preferred Stock
78,559	shares of Series B Convertible Preferred Stock

How do I vote by proxy?

By mail – You may vote by completing and mailing the enclosed proxy card. If you vote by proxy, your shares will be voted in the manner you indicate at the annual meeting. If you sign your proxy card but do not specify how you want your shares to be voted, they will be voted as the Board of Directors recommends.

By telephone – You may vote by telephone by using the toll-free number 1-866-626-4508 and following the instructions on your proxy card.

What vote is required to take action?

In order for any business to be conducted, the holders of a majority of the shares entitled to vote at the meeting must be present, either in person or represented by proxy. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as present. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner signs and returns a proxy but does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. If a quorum is not present, the meeting may be adjourned or postponed by those shareholders who are represented. The meeting may be rescheduled at the time of the adjournment with no further notice of the rescheduled time. An adjournment will have no effect on the business to be conducted.

For the election of directors, the six candidates receiving the most votes will be elected as members of the Board of Directors.

The Board has recommended a proposal to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent public accountant. The passage of this proposal requires the affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote.

Who is making this solicitation?

The Company is soliciting your vote through the use of the mail and will bear the cost of this solicitation. The Company will not employ third party solicitors, but its directors, officers, employees, and consultants may solicit proxies by mail, telephone, personal contact, or through online methods. We will reimburse their expenses for doing this. We will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of the Company’s stock. Other proxy solicitation expenses include those for preparation, mailing, returning, and tabulating the proxies.

May I revoke my proxy after I return my proxy card?

Yes, you can change or revoke your proxy by giving written notice of revocation by certified mail or hand delivery to our Chief Financial Officer at 416 Hungerford Dr., Suite 330, Rockville, Maryland 20850, as long as such notice is received prior to the meeting, or you may change or revoke your proxy by voting in person at the meeting.

Who may attend the meeting?

Only shareholders, their proxy holders, and our invited guests may attend the meeting. If you plan to attend, please bring identification, and, if you hold shares in street name, you should bring your bank or broker statement showing your beneficial ownership of Cytomedix stock in order to be admitted to the meeting.

YOUR VOTE IS IMPORTANT. Even if you plan to attend the annual meeting, we encourage you to complete and return the enclosed proxy card to ensure that your shares are represented and voted. This benefits the Company by reducing the expenses of additional proxy solicitation.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors currently consists of six directors: James S. Benson, David P. Crews, Arun K. Deva, David F. Drohan, Mark T. McLaughlin, and Kshitij Mohan were all elected at the Annual Meeting of Shareholders held on November 3, 2006.

The Nominating and Governance Committee reviewed all six director nominees and considered each of these directors and their qualifications. Upon the recommendation of the committee, the Board of Directors nominated the six director nominees. One seat on the Board remains vacant and may be filled by the Board prior to the next annual meeting if the Board so determines. The Board has not yet identified a qualified candidate to nominate to fill this position. Proxies cannot be voted for a greater number of persons that the number of nominees named. Each Director will serve until the next annual meeting and until his successor is duly elected.

The Board of Directors recommends a vote FOR James S. Benson, David P. Crews, Arun K. Deva, David F. Drohan, Mark T. McLouglin, and Kshitij Mohan as Directors to hold office until the next annual meeting of shareholders and until their successors are duly elected.

We do not know of any reason why any of these nominees would not accept the nomination. However, if any of the nominees do not accept the nomination, the persons named in the proxy will vote for the substitute nominee that the Board recommends.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
PUBLIC ACCOUNTANT

The Company has selected the firm of PricewaterhouseCoopers LLP (“PwC”) to audit the financial statements for fiscal year ending December 31, 2007, and the Company’s internal control over financial reporting, and seeks shareholder ratification of said appointment. The Audit Committee, which has selected PwC to serve as our independent auditors, believes that PwC has the personnel, professional qualifications and independence necessary to act as the Company’s independent auditors. A representative of PwC will be in attendance at the annual meeting either in person or by telephone. The representative will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

The ratification by our stockholders of the Audit Committee’s selection of independent public accountants is not mandated by Delaware law, our bylaws or other legal requirements. However, the Audit Committee is submitting its selection of PwC to our stockholders for ratification this year. If the selection of PwC is ratified by our stockholders at the Annual Meeting, the Audit Committee, in its discretion, nevertheless may select and appoint a different independent accounting firm at any time. If the stockholders do not ratify the selection of PwC, the Audit Committee will reconsider the retention of that firm, but the Audit Committee would not be required to select another firm as independent public accountants and may nonetheless retain PwC. If the Audit Committee does select another firm to serve as the Company’s independent public accountants, whether or not the stockholders have ratified the selection of PwC, the Audit Committee would not be required to call a special meeting of the stockholders to seek ratification of the selection, and in all likelihood would not call a special meeting for that purpose. In all cases, the Audit Committee will make any determination as to the selection of the Company’s independent public accountants in light of the best interests of the Company and its stockholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as its independent public accountant for the fiscal year ending December 31, 2007.

OVERVIEW OF CYTOMEDIX DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Date of Original Election or Appointment	Position(s) with the Company
James S. Benson	68	November 1, 2004	Director
David P. Crews	45	September 28, 2001	Director
Arun K. Deva	63	November 23, 2004	Director
David F. Drohan	68	July 12, 2004	Director
Mark T. McLoughlin	52	June 7, 2004	Director
Kshitij Mohan	62	April 20, 2004	Chairman of the Board Chief Executive Officer
Andrew S. Maslan	37	August 15, 2005	Chief Financial Officer
Carelyn P. Fylling	60	December 1, 2001	Vice President of Professional Services

BIOGRAPHIES OF CURRENT DIRECTORS AND OFFICERS

James S. Benson has served as a Director since November 1, 2004. Mr. Benson has over 25 years of experience in the healthcare industry, and also serves as a director of Cryolife, Inc., and Medical Device Consultants, Inc. Mr. Benson retired from the Advanced Medical Device Association (Advamed) where he served as executive vice president for technical and regulatory affairs. Prior to that, he held numerous senior positions at the Food and Drug Administration (FDA) over a twenty year period. He retired from the FDA as director of the Center for Devices and Radiological Health (CDRH). Earlier, he served as deputy commissioner of the FDA, and also as its commissioner for a one-year period. During his tenure with the FDA, Mr. Benson worked closely with other Federal agencies and worked with Congress to craft and create various pieces of legislation including The Food and Drug Modernization Act of 1997, The Biomaterials Access Act of 1998 and The Medical Device User Fee and Modernization Act of 2002. Mr. Benson earned a B.S. degree in civil engineering from the University of Maryland and a M.S. degree in nuclear engineering from the Georgia Institute of Technology.

David P. Crews has served as a Director since his election through the consent solicitation that became effective on September 28, 2001. Mr. Crews is executive vice president of Crews and Associates, Inc., a brokerage house located in Little Rock, Arkansas, founded by his father. Mr. Crews has worked at Crews & Associates for more than 22 years, specializing in the fixed income markets. He is a former partner of All American Leasing, a municipal finance firm, and also serves as vice president, secretary, and treasurer of CHASC, Inc., an entity that acquired Smith Capital Management (an investment advisory firm). Mr. Crews is also a Board Member of Pure Energy Group, Inc. (an oil and gas company).

Arun K. Deva has served as a Director since November 23, 2004. Mr. Deva is the founder and President of Deva & Associates, P.C., a Rockville, Maryland-based mid-size accounting and consulting firm that provides accounting, auditing, litigation support, due diligence, cost-benefit analysis and other financial consulting services to many Federal agencies and corporations. He is also the founder and President of CPAMoneyWatch.com, LLC, a web-based business services provider offering online accounting and business solutions to small and mid-sized businesses. Prior to establishing Deva & Associates in 1991, Mr. Deva was a partner at Touche Ross & Co. (now Deloitte & Touche). He has served as a management consultant for several public and private companies with a focus on financial restructurings, negotiations with lenders and creditors, financial reporting and disclosures, and filings with the Securities and Exchange Commission. Mr. Deva is a member of the American Institute of Certified Public Accountants, Maryland Association of Certified Public Accountants and Association of Government Accountants. He was appointed to the Maryland Banking Board by the Governor of Maryland for a six-year term ending in 2008. Mr. Deva earned his Bachelor of Commerce degree in accounting from St. Xavier's College in India and a Masters of Business Administration degree in Finance from Indiana University, Bloomington, Indiana.

David F. Drohan has served as a Director since July 12, 2004. Mr. Drohan retired from Baxter Healthcare Corporation where he served as Senior Vice President and President of Baxter's medication delivery business, a position he held since May 2001. In this capacity, he had direct general management responsibility for the development and worldwide marketing of intravenous products, drug-delivery and automated distribution systems, as well as anesthesia, critical care and oncology products representing $4 billion in combined annual sales. He joined Baxter in 1965 as a territory manager in New York and throughout the years has held a succession of senior positions. Prior to joining Baxter, Mr. Drohan worked for Proctor & Gamble. Mr. Drohan is a director of Parmedium Health Care Corp., a trustee of Parents Project Muscular Dystrophy, and a director of the Baxter Credit Union. He earned his bachelor's degree in industrial relations from Manhattan College, New York.

Mark T. McLoughlin has served as a Director since June 7, 2004. Mr. McLoughlin currently serves as Senior Vice President, Strategic Marketing and Operations for Cardinal Health, Inc., one of the world's largest health care manufacturing and distribution companies. In this capacity, he has responsibility for the Marketing organization Operations for Medical Products Manufacturing segment for Cardinal Health International based in Rolle, Switzerland. Prior to joining Cardinal, he was vice president of commercial operations for Norwood Abbey Ltd., an Australian-based medical technology company. Earlier, he was President of North American operations for Ion Beam Application, Inc., a Belgium-based global medical technology company. His executive career experience also includes Mallinckrodt, as well as positions with other healthcare companies.

Dr. Kshitij Mohan was appointed as Chief Executive Officer on April 20, 2004 and has served as a Director since May 7, 2004. Prior to assuming his positions in the Company, Dr. Mohan served as Chief Executive officer of International Remote Imaging Systems, Inc., the predecessor company of IRIS International. Previously, he was the Chief Regulatory and Technology Strategist for the Law Firm of King and Spalding, Senior Vice-President and Chief Technology Officer for Boston Scientific Corporation, and Corporate Vice-President of Baxter International, responsible for all corporate research and technical services and was a member of the Baxter operating management team. Prior to entering the private sector, Dr. Mohan served in various capacities within the U.S. Food and Drug Administration, including leading the science and technology programs and the office of product evaluation and approval of medical devices and between 1979 - 1983 served in the White House Office of Management and Budget with responsibilities for the national R & D policies, programs of the National Science Foundation and NASA's Aeronautical and Space Research and Technology programs. Dr Mohan has been widely published in the field of health policies, regulations and Applied Physics and served on numerous Boards including the Corporate Advisory Boards of the Schools of Engineering at Dartmouth College and the University of California at Riverside. Dr. Mohan earned a PH.D. degree in Physics from Georgetown University, a M.S. degree in Physics from the University of Colorado and a B.Sc., First Class Honors, Patna University, Patna, India.

Andrew S. Maslan joined the Company as corporate controller on July 1, 2005, and became the Chief Financial Officer on August 15, 2005. Mr. Maslan most recently served as controller for BioReliance Corporation based in Rockville, Maryland, which was acquired by Invitrogen (Nasdaq: IVGN) in February 2004. Earlier, he held positions with two other Rockville, Maryland-based companies, serving as a principal with GlobeTraders, Inc., and senior accountant for Providence Laboratory Associates. Mr. Maslan began his professional career serving as an auditor with KPMG Peat Marwick, and is a certified public accountant licensed in the state of Maryland.

Carelyn P. Fylling, RN, MSN, has served as the Company's Vice President of Professional Services since December 2001. Ms. Fylling was director of training and program development at the International Diabetes Center in Minneapolis, Minnesota. She also has served on the national Board of Directors of the American Diabetes Association and numerous national committees of the American Diabetes Association. Ms. Fylling received the prestigious Ames Award for Outstanding Educator in the Field of Diabetes. Subsequently, she joined Curative Health Services and helped the company grow from three employees to over 650 employees. During her 13 years at Curative, Ms. Fylling helped to design the national wound database, developed clinical protocols, conducted outcome studies, trained physicians and nurses in comprehensive wound management, wrote scientific articles and abstracts, assisted in clinical trials and marketing, and developed an Internet-based online wound care training program for health professionals. Recently, she provided independent consulting and outsourcing services to the health care industry through Fylling Associates, LLC, which she wholly owns, and through Strategic Partners, LLC, in which she holds a partnership interest.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors has three committees: Audit Committee, Compensation Committee, and the Nominating and Governance Committee. The membership and responsibilities of the current committees of the Company’s Board of Directors are summarized below. Additional information regarding the responsibilities of each committee is found in, and shall be governed by, the Company’s Bylaws, as amended, each committee’s Charter, where applicable, specific directions of the Company’s Board of Directors, and certain mandated regulatory requirements. The Charters of the Company’s Audit, Compensation, and Nominating and Governance Committees, as well as the Company’s Code of Conduct and Ethics are available at the Company’s website at www.cytomedix.com. The information is also available in print to any shareholder who requests it.

Shareholders may send communications to the Board or to particular Directors by sending the communications by first class mail to Cytomedix Board of Directors (or to any particular director by name), 416 Hungerford Dr., Suite 330, Rockville, Maryland 20850. All correspondence received is reviewed by the Chief Financial Officer or his office and is forwarded to the appropriate Director(s) other than items unrelated to the functions of the Board or business solicitations and advertisements.

Nominating and Governance Committee. The Nominating and Governance Committee has the following responsibilities as set forth in its charter: To review and recommend to the Board with regard to policies for the composition of the Board; to review any director nominee candidates recommended by any director or executive officer of the Company, or by any shareholder if submitted properly; to identify, interview and evaluate director nominee candidates and have sole authority to retain and terminate any search firm to be used to assist the Committee in identifying director candidates and approve the search firm's fees and other retention terms; to recommend to the Board the slate of director nominees to be presented by the Board; to recommend director nominees to fill vacancies on the Board, and the members of each Board committee; to lead the annual review of Board performance and effectiveness and make recommendations to the Board as appropriate; and to review and recommend corporate governance policies and principles for the Company, including those relating to the structure and operations of the Board of Directors and its committees. The committee’s charter is available to shareholders on the Company’s website at www.cytomedix.com.

Pursuant to the charter, the committee will consider a director nominee’s experience, employment, background, independence and other relevant factors, and no one factor will be determinative. The committee will seek to create a Board that is, as a whole, strong in its collective knowledge and diversity of skills and experiences. When the committee reviews a potential director candidate, the committee will look specifically at the candidiate’s qualifications in light of the needs of the Board at that time. The committee will also as needed perform reference and background checks and conduct interviews of the potential candidates. In addition to shareholder recommendations duly submitted in accordance with the provisions of the Company’s Certificate of Incorporation, Bylaws and other applicable law, the committee also relies on recommendations from current directors, officers, employees, and consultants.

As stated in the committee’s charter, the committee will review any director nominee candidate recommended by shareholders. Shareholder recommendations for candidates to the Board should be submitted to the Company at least 120 days prior to the next meeting of shareholders by written notice to: Cytomedix Nominating and Governance Committeee, 416 Hungerford Dr., Suite 330, Rockville, Maryland 20850. Shareholder recommendations should include the name of the candidate as well as relevant biographical information. In evaluating candidates, the Committee will use the criteria described above and will evaluate shareholder candidates in the same manner as candidates from all other sources. In addition, the Company will consider the relationship of the submitting shareholder to the Company and the relationship of the nominee to the shareholder and to the Company.

Audit Committee. At a meeting of the Board of Directors on December 17, 2004, the Board of Directors established the Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act and named Arun Deva chairman of the Audit Committee. The Board has determined that Arun Deva is an Audit Committee financial expert as defined by Item 401(h) of Regulation S-K, and is independent as defined by section 121(A) of the listing standards of the American Stock Exchange. The Audit Committee’s primary responsibilities are to review whether or not management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company, established and maintained processes to ensure that an adequate system of internal controls is functioning within the Company and established and maintained processes to ensure compliance by the Company with legal and regulatory requirements that may impact its financial reporting and disclosure obligations; review the independent auditors’ qualifications and independence; and prepare a report of the Audit Committee for inclusion in the proxy statement for the Company’s annual meeting of shareholders. On March 15, 2005, the Audit Committee recommended the Audit Committee charter, and it was approved by the Board by unanimous consent. The charter is available on Cytomedix's website at www.cytomedix.com.

Compensation Committee. At a meeting of the Board of Directors on December 17, 2004, the Board of Directors formed the Compensation Committee. The duties of the Compensation Committee include establishing any director compensation plan or any executive compensation plan or other employee benefit plan which requires stockholder approval; establishing significant long-term director or executive compensation and director or executive benefits plans which do not require stockholder approval; determinination of any other matter, such as severance agreements, change in control agreements, or special or supplemental executive benefits, within the Committee's authority; determining the overall compensation policy and executive salary plan; and determining the annual base salary, annual bonus, and annual and long-term equity-based or other incentives of each corporate officer, including the CEO. Although a number of aspects of the CEO’s compensation are fixed by the terms of his employment contract, the Compensation Committee retains discretion to determine other aspects of the CEO’s compensation. The Compensation Committee reviews proposals regarding the CEO’s compensation and makes recommendations regarding the CEO’s compensation to the Board of Directors. In determining compensation issues for the other executive officers, the Compensation Committee generally considers the recommendations of the CEO, and then makes recommendations regarding the compensation of executive officers to the Board of Directors. The Compensation Committee does not currently employ compensation consultants in determining or recommending the amount or form of executive and director compensation.

On April 6, 2005, the Compensation Committee recommended the Compensation Committee charter to the Board, and it was approved by the Board by unanimous consent. The charter is available on Cytomedix's website at www.cytomedix.com.

MEMBERSHIP, MEETINGS AND ATTENDANCE

Below are the current committee memberships and other information about the committees of the Board of Directors.

Name	Board of Directors	Audit Committee	Compensation Committee	Nominating and Governance Committee
Kshitij Mohan	**
James S. Benson(1)	*			**
David P. Crews(1)	*	*	*
Arun K. Deva(1)	*	**		*
David F. Drohan(1)	*	*	*
Mark T. McLoughlin(1)	*		**	*
Meetings held in fiscal year 2006	6(2)	5	1	2
Meetings held in 2007 as of August 10, 2007	2	5	1	1

*	Designates membership
**	Designates chairmanship
(1)	Designates independence as defined by section 121(A) of the listing standards of the American Stock Exchange.
(2)	Includes one meeting of independent directors which excluded Dr. Mohan.

During the fiscal year ended December 31, 2006, each director attended at least 75% of the board meetings (at which their attendance was permissible), except for Mr. Drohan who missed two of the six Board of Directors meetings. During the fiscal year ended December 31, 2006, each committee member attended at least 75% of the committee meetings.

SECURITY OWNERSHIP OF THE BOARD AND MANAGEMENT

The following table sets forth the number and percentage of all classes of stock that as of July 31, 2007, are deemed to be beneficially owned by each director and executive officer of the Company. The table also sets forth the number and percentage of common stock beneficially held by the directors and executive officers as a group.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Common Stock	James S. Benson	150,000	(2)	*
Common Stock	David P. Crews	1,021,623	(3)	3.5%
Common Stock	Arun K. Deva	150,000	(4)	*
Common Stock	David F. Drohan	122,000	(5)	*
Common Stock	Carelyn P. Fylling	313,375	(6)	*
Common Stock	Andrew S. Maslan	174,000	(7)	*
Common Stock	Mark T. McLoughlin	150,000	(9)	*
Common Stock	Kshitij Mohan	1,200,000	(9)	4.0%
Common Stock	Group consisting of Jim Benson, David Crews, Arun Deva, David Drohan, Carely Fylling, Andrew Maslan, Mark McLoughlin, and Kshitij Mohan	3,280,998		9.9%

*	Less than 1%.
(1)	For purposes of determining the amount of securities beneficially owned, share amounts include all Common stock owned outright plus all convertible shares, warrants, and options exercisable for Common stock. The Percent of Class for Common stock is based on the number of shares of the Company’s Common stock outstanding as of July 31, 2007. Shares of Common stock issuable upon conversion of convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days after the preparation of this table, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.
(2)	Consists of 150,000 shares Mr. Benson may acquire upon the exercise of stock options.
(3)	Consists of 684,871 shares owned as trustee for David Paul Crews Revocable Trust, 16,752 shares owned by children, and 320,000 shares Mr. Crews may acquire upon the exercise of stock options.
(4)	Consists of 150,000 shares Mr. Deva may acquire upon the exercise of stock options.
(5)	Consists of 2,000 shares directly owned by Mr. Drohan and 120,000 shares Mr. Drohan may acquire upon the exercise of stock options.
(6)	Consists of 4,298 shares directly owned by Ms. Fylling and 309,077 shares Ms. Fylling may acquire upon the exercise of stock options.
(7)	Consists of 4,000 shares directly owned by Mr. Maslan and 170,000 shares Mr. Maslan may acquire upon the exercise of stock options.
(8)	Consists of 150,000 shares Mr. McLoughlin may acquire upon the exercise of stock options.
(9)	Consists of 10,000 shares directly owned by Dr. Mohan and 1,190,000 shares Dr. Mohan may acquire upon the exercise of stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

In reliance upon statements filed with the SEC under Section 13(d) or 13(g) of the Securities Exchange Act of 1934 (unless we knew or had reason to know such statements were not accurate or complete) the following persons are known to us to be the beneficial owner of more than five percent of our voting securities as of August 10, 2007, as indicated below. The percent of class owned is based on 28,999,872 shares outstanding as of July 31, 2007, and including, as to each shareholder, such shareholder's convertible shares, warrants and options currently exercisable for common stock within sixty days of the preparation of this table.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	David E. Jorden 600 Travis, Suite 3700 Houston, Texas 77002	2,487,800 shares(1)	8.5%

(1)	Includes 167,000 shares issuable upon exercise of warrants. Of this amount, 125,000 are Unit Offering warrants. Under the terms of the Unit Offering Warrants, the reporting person cannot exercise such warrants if the exercise would result in the reporting person being the “beneficial owner” of more than 9.999% of the outstanding stock within the meaning of Rule 13d-1.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

During 2006, the Company had the following executive officers: Kshitij Mohan, Chief Executive Officer; Andrew S. Maslan, Chief Financial Officer; Carelyn P. Fylling, Vice President of Professional Services.

Compensation Discussion and Analysis

The Compensation Committee has responsibility for reviewing and making recommendations to the Board of Directors with respect to the Company’s overall executive compensation policy, including such items as (i) the annual base salary, annual bonus, and annual and long-term equity-based or other incentives of each executive officer, including the CEO; (ii) corporate goals and objectives relevant to each executive officer’s compensation, evaluate each executive officer’s performance in light of those goals and objectives, and recommend each executive officer’s compensation level based on this evaluation, which recommendation will be subject to approval by the full Board; and (iii) any other matter, such as severance agreements, change in control agreements, or special or supplemental executive benefits, within the Committee’s authority.

The overall compensation policy, which is applicable to the Cytomedix executive officers, is to position the aggregate of the compensation components at a level commensurate with the Company’s size and performance relative to similar companies. The Compensation Committee seeks to make compensation decisions consistent with the long-term growth and performance objectives of the Company. The Compensation Committee implements its compensation policy in a manner designed to maximize shareholder benefit by aligning the interests of employees with the interests of shareholders through the award of stock options and motivating executive officers by rewarding them based on performance. The Compensation Committee reviews proposals regarding the CEO’s compensation and makes recommendations regarding the CEO’s compensation to the Board of Directors. In determining compensation issues for the other executive officers, the Compensation Committee generally considers the recommendations of the CEO, and then makes recommendations regarding the compensation of executive officers to the Board of Directors. The Compensation Committee does not currently employ compensation consultants in determining or recommending the amount or form of executive and director compensation.

The Company is committed to providing a competitive pay program that is fair, non-discriminatory, and attractive to quality personnel. Further, the Cytomedix pay program is structured to achieve motivation of its employees and efficient performance. Accordingly, Cytomedix has structured its pay program to achieve these goals through an appropriate mix of cash and equity-based compensation as well as productivity-based awards.

The Company’s executive compensation program currently consists primarily of salary, annual performance bonuses and incentive awards in the form of stock options under the Company’s Long-Term Incentive Plan.

The Compensation Committee believes that stock options awarded under the Cytomedix Long-Term Incentive Plan provide the most useful incentive to encourage executive officers and other employees to maximize productivity and efficiency because the value of such options relates to the Company’s stock price. Awards under the Long-Term Incentive Plan have the effect of more closely aligning the interests of the Company’s employees with its shareholders, while at the same time offering an attractive vehicle for the recruitment, retention, and compensation of employees.

The CEO’s annual performance bonus is dependent on his performance against pre-determined management business objectives (“MBO”). The MBOs in effect for the CEO’s most recently completed employment year related to the following general areas:

•	Contingency Planning
•	Product Development, Approval and Reimbursement
•	Sales and Marketing
•	Financial Performance
•	Infrastructure

While based generally on the CEO’s merit and performance and considering his contribution to Cytomedix’s success, the specific performance criteria are set by the Compensation Committee and approved by the Board of Directors on an annual basis to reflect an appropriate balance of the Company’s short-term and long-term goals.

Goals and objectives for other executive officers are designed to facilitate the achievement of the overarching Company goals reflected in the CEO’s MBOs.

Summary Compensation Table for the year ended December 31, 2006

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation	Total
Kshitij Mohan(1) Chief Executive Officer (Effective April 1, 2004)	2006	$323,549	$150,000	$311,503	$25,619	$810,671
Andrew S. Maslan(2) Chief Financial Officer (Effective August 16, 2005)	2006	148,500	27,700	160,304	844	337,348
Carelyn P. Fylling (3) VP Professional Services	2006	136,500	—	15,059	169	151,728

(1)	Upon acceptance of the position of Chief Executive Officer, Dr. Mohan was awarded 1,000,000 ten-year options to purchase the Company’s Common stock for $1.50. Under the terms of his employment agreement, 500,000 options vested immediately, 250,000 vested in April 2005 and the remaining options will vest in April 2006. Also, pursuant to this agreement, upon reaching the first and second anniversary dates of his agreement, Dr. Mohan received 100,000 ten-year options at $1.50. Amounts in the All Other Compensation column consist of $25,000 that Dr. Mohan received as a “perk package and $619 in company paid life insurance premiums for Dr. Mohan’s benefit.
(2)	Pursuant to his employment agreement as amended, in 2005 Mr. Maslan was granted 60,000 ten-year options to purchase shares of the Company’s Common stock at an exercise price of $5.07 per share and, in 2006 Mr. Maslan was granted 40,000 and 50,000 ten-year options to purchase shares of the Company’s Common stock at exercise prices of $2.23 and $2.75 per share, respectively. Options vest at intervals through October 2009. Amounts in the All Other Compensation column consist of $844 in company paid life insurance premiums for Mr. Maslan’s benefit.
(3)	In 2006, Ms. Fylling was granted 20,000 ten-year options to purchase shares of Common stock at $2.40. Amounts in the All Other Compensation column consist of $169 in company paid life insurance premiums for Ms. Fylling’s benefit.

Grants of Plan-Based Awards in 2006

Name	Grant Date	Date Board Took Action to Grant Award	Option Awards: Number of Securites Underlying Options	Exercise Price of Option Awards		Grant Date Fair Value of Option Awards
Kshitij Mohan	8/17/2006	4/19/2004	100,000	$2.24	(1)	$207,700
Andrew S. Maslan	3/17/2006	3/17/2006	40,000	$2.52	(2)	$94,800
	10/11/2006	10/11/2006	50,000	$2.73		$127,000
Carelyn P. Fylling	1/12/2006	1/12/2006	20,000	$2.40		$45,200

(1)	Pursuant to written resolution effective July 10, 2007, the Board of Directors amended these options to change the exercise price from $1.50 to $2.24. The reason for the amendment is to remove the unintended tax consequences pursuant to I.R.S. Code Section 409A. The increase in exercise price results in a loss of approximately $1,735, which represents the loss in value of stock options based upon the increase in the exercise price. Pursuant to the written resolution, Dr. Mohan will receive a cash award of approximately $1,735 in 2008.
(2)	Pursuant to written resolution effective July 10, 2007, the Board of Directors amended these options to change the exercise price from $2.23 to $2.52. The reason for the amendment is to remove the unintended tax consequences pursuant to I.R.S. Code Section 409A. The increase in exercise price results in a loss of approximately $252, which represents the loss in value of stock options based upon the increase in the exercise price. Pursuant to the written resolution, Mr. Maslan will receive a cash award of approximately $252 in 2008.

Employment Agreements. The Company has the following employment agreements with its executive officers:

Kshitij Mohan: On April 20, 2004, the Company entered into an employment contract with Dr. Kshitij Mohan to serve as Chief Executive Officer. The employment contract had an initial term of two years. The term is automatically extended by one year increments on each anniversary of the effective date unless the contract is otherwise terminated in accordance with its provisions. As an inducement to enter this agreement, Dr. Mohan received 1,000,000 ten-year stock options at an exercise price of $1.50 per share. Of these options, 500,000 became immediately exercisable with the remaining 250,000 becoming exercisable on the first anniversary of the agreement, and the remaining 250,000 becoming exercisable on the second anniversary. Dr. Mohan’s base salary for the first contract year was $275,000, increasing by at least 10% on each anniversary of the agreement. At December 31, 2006, Dr. Mohan’s annual base salary was $332,750. Pursuant to this agreement, Dr. Mohan was entitled to and received 100,000 options upon each of the first and second anniversary dates of this agreement. These options had a ten-year term and an exercise price of $1.50 per share. Additionally, in each of the first and second years of this agreement, Dr. Mohan received $150,000 cash bonus upon the achievement of performance criteria agreed upon by Dr. Mohan and the Board of Directors. In employment years ending April 20, 2007 and beyond, Dr. Mohan is eligible for an annual bonus at the discretion of the Board of Directors, upon the achievement of mutually agreed-upon performance criteria. Dr. Mohan also receives a guaranteed “perk package” of $25,000 to be paid at the beginning of each year under the term of this agreement.

At the Board of Directors meeting on May 10, 2007, Dr. Mohan announced his decision to defer the automatic salary increase per the terms of his employment contact, which would have provided for a 10% increase in his salary on April 20, 2007.

Andrew Maslan: On June 3, 2005, the Company entered into an employment agreement with Mr. Andrew S. Maslan to serve as Corporate Controller. Employment was at will, with certain notification provisions. Mr. Maslan’s base salary was $135,000, subject to review at the end of the first calendar year. Mr. Maslan’s annual target bonus percentage was 20%, depending on the achievement of performance criteria. Mr. Maslan was also granted 60,000 ten-year options to purchase shares of the Company’s Common stock at an exercise price of $5.07. In October 2006, this agreement was amended to increase Mr. Maslan’s annual base salary to $155,000 and target bonus percentage to 25% and provided for the grant of an additional 50,000 10-year options to purchase the Company’s stock at a price of $2.73 per share. Additional grants of options or increases to base salary may be considered annually, as of the anniversary date of the amended agreement, or in the ordinary course of business at the discretion of the CEO and Board of Directors.

Carelyn Fylling: On September 4, 2002, the Company entered into an employment agreement with Ms. Carelyn P. Fylling to serve as Vice President of Professional Services. The term was for a period of one year, renewable on the first anniversary for a period of two years and in one year increments thereafter. Under the agreement, Ms. Fylling’s base salary was $130,000, subject to increase upon review by the Board at the end of each calendar year. Stock options and annual bonus are at the discretion of the Board. Other benefits are in accordance with Company policy.

Outstanding Equity Awards at December 31, 2006

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price		Option Expiration Date
Kshitij Mohan	490,000	—		$1.50		4/20/2014
	500,000			2.24	(6)	4/20/2014
	100,000	—		$2.24	(7)	6/6/2015
	100,000	—		$2.24	(8)	8/17/2016
Andrew S. Maslan	30,000	30,000	(2)	$5.07		1/11/2016
	13,334	26,666	(3)	$2.52	(9)	3/16/2016
	—	50,000	(4)	$2.73		10/11/2016
Carelyn P. Fylling	250,000	—		$1.50		8/7/2012
	19,077	—		$1.25		10/21/2013
	—	20,000	(5)	$2.40		1/11/2016

(1)	All options are fully vested.
(2)	Options vest as follows: 15,000 on 7/1/2007, 15,000 on 7/1/2008
(3)	Options vest as follows: 13,333 on 3/17/2007, 13,333 on 3/17/2008
(4)	Options vest as follows: 16,667 on 10/11/2007, 16,667 on 10/11/2008, 16,666 on 10/11/2009
(5)	Options vest as follows: 6,667 on 1/12/2007, 6,667 on 1/12/2008, 6,666 on 1/12/2009
(6)	Pursuant to written resolution effective July 10, 2007, the Board of Directors amended the options to change the exercise price from $1.50 to $2.24. The exercise price for the options vesting upon grant remains at $1.50. The reason for the amendment is to remove the unintended tax consequences pursuant to I.R.S. Code Section 409A. The increase in exercise price results in a loss of approximately $14,094, which represents the loss in value of stock options based upon the increase in the exercise price. Pursuant to the written resolution, Dr. Mohan will receive a cash award of approximately $14,094 in 2008.
(7)	Pursuant to written resolution effective July 10, 2007, the Board of Directors amended these options to change the exercise price from $1.50 to $2.24. The reason for the amendment is to remove the unintended tax consequences pursuant to I.R.S. Code Section 409A. The increase in exercise price results in a loss of approximately $2,227, which represents the loss in value of stock options based upon the increase in the exercise price. Pursuant to the written resolution, Dr. Mohan will receive a cash award of approximately $2,227 in 2008.
(8)	Pursuant to written resolution effective July 10, 2007, the Board of Directors amended these options to change the exercise price from $1.50 to $2.24. The reason for the amendment is to remove the unintended tax consequences pursuant to I.R.S. Code Section 409A. The increase in exercise price results in a loss of approximately $1,735, which represents the loss in value of stock options based upon the increase in the exercise price. Pursuant to the written resolution, Dr. Mohan will receive a cash award of approximately $1,735 in 2008.
(9)	Pursuant to written resolution effective July 10, 2007, the Board of Directors amended these options to change the exercise price from $2.23 to $2.52. The reason for the amendment is to remove the unintended tax consequences pursuant to I.R.S. Code Section 409A. The increase in exercise price results in a loss of approximately $252, which represents the loss in value of stock options based upon the increase in the exercise price. Pursuant to the written resolution, Mr. Maslan will receive a cash award of approximately $252 in 2008.

Potential Payments Upon Termination or Change-in-Control. The following table presents potential payments to executive officers upon termination or a change-in-control event as defined by their respective employment agreements, based on assumptions as if the event took place on December 31, 2006.

Name / Reason for Termination	Base Salary	Discretionary Bonus
Kshitij Mohan
Disability(1)	305,021	170,536
Change of Control(2)	665,500	488,200
Not for Cause(3)	665,500	658,736
Death(4)	—	—
Voluntary by Dr. Mohan(5)	—	—
Andrew S. Maslan
Not for Cause(6)	77,500	—
Carelyn P. Fylling
Disability(7)	125,125	—
Death(8)	—	—
Not for Cause(9)	68,250	—
Involuntary Termination by Ms. Fylling for Good Reason(10)	125,125	—
Change of Control(11)	68,250	—
Voluntary by Ms. Fylling(12)	37,538	—

(1)	Base salary will be paid over a period of 11 months, less net amounts received under Company sponsored long-term disability insurance. Discretionary bonus was estimated based on pro-rata portion (based on current employment year) and targeted $150,000 annual cash bonus and 100,000 annual option grant. All unexercised options granted to Dr. Mohan will remain exercisable through their original expiration date.
(2)	Base salary will be paid over a period of 24 months. Discretionary bonus is due within 30 days of change-in-control and is equal to two years bonus estimated based on targeted $150,000 annual cash bonus and 100,000 annual option grant. All unexercised options granted to Dr. Mohan will remain exercisable through their original expiration date.
(3)	Base salary will be paid over a period of 24 months. Discretionary bonus is due within 30 days of change-in-control and is equal to pro-rata portion (based on current employment year) plus two years bonus estimated based on targeted $150,000 annual cash bonus and 100,000 annual option grant. All unexercised options granted to Dr. Mohan will remain exercisable through their original expiration date.
(4)	All unexercised options granted to Dr. Mohan will remain exercisable through their original expiration date.
(5)	If Dr. Mohan provides 30 days prior written notice to facilitate transition, then all unexercised options granted to Dr. Mohan will remain exercisable through their original expiration date. Otherwise, unexercised options granted to Dr. Mohan will expire three months after termination.
(6)	Base salary will be paid over a period of 6 months. Unvested options will continue to vest for a period of six months from termination.
(7)	Base salary will be paid over a period of 11 months, less net amounts received under Company sponsored long-term disability insurance. Prorated bonus and incentive compensation based on the then-applicable bonus plan/long-term incentive compensation program (based on current employment year).
(8)	Base salary through end of month in which death occurs, plus prorated bonus and incentive compensation based on the then-applicable bonus plan/long-term incentive compensation program (based on current employment year). All vested stock options become property of the executive’s estate.
(9)	Lump sum severance payment equal to six months of base salary. Prorated bonus and incentive compensation based on the then-applicable bonus plan/long-term incentive compensation program (based on current employment year). The exercise date of all stock options shall be extended for twelve months following the date of termination.
(10)	Lump sum severance payment equal to eleven months of base salary. Prorated bonus and incentive compensation based on the then-applicable bonus plan/long-term incentive compensation program (based on current employment year). The exercise date of all stock options shall be extended for twelve months following the date of termination.
(11)	All issued and unvested stock options become immediately fully vested and exercisable. Lump sum severance payment equal to six months of base salary. Prorated bonus and incentive compensation based on the then-applicable bonus plan/long-term incentive compensation program (based on current employment year). The exercise date of all stock options shall be extended for twelve months following the date of termination.
(12)	Ms. Fylling’s employment may be terminated voluntarily (i) upon written consent of Ms. Fylling and the Company, or (ii) upon sixty days’ written notice by Ms. Fylling. If voluntarily terminated pursuant to (i), Ms. Fylling agrees to stay in the employ of the Company for three months, in which she will receive 110% of her base salary. If voluntarily terminated pursuant to (ii), the Company may accelerate the termination date by paying the base salary for such sixty day period in a lump sum.

Compensation of Directors. For service during 2006, each non-employee director was entitled to and received options to purchase 30,000 shares of the Company’s Common stock; each committee chair was entitled to and received options to purchase 10,000 shares of the Company’s Common stock; each non-employee director was entitled to and received $500 for his participation in each telephonic meeting of the Board or a Committee and $1,000 for his participation in each in-person meeting of the Board or a Committee.

Director Compensation in 2006

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
James S. Benson	$7,000	$84,640	$91,640
David P. Crews	$8,000	$63,480	$71,480
Arun K. Deva	$9,000	$84,640	$93,640
David F. Drohan	$7,000	$63,480	$70,480
Mark T. McLoughlin	$6,500	$84,640	$91,140

(1)	Because options awarded to directors in 2006 vested in full during 2006, this column reflects the grant date fair value and the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) Share Based Payment (“FAS 123 (R)”). Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s audited financial statements for the year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2007. At December 31, 2006, the following number of stock options remained unexercised by non-employee directors as follows: Benson – 110,000, Crews – 290,000, Deva – 110,000, Drohan – 90,000, McLoughlin – 110,000

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management, and, based on that review and discussion, recommended to the Board of Directors that said Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Submitted by Compensation Committee

Mark T. McLoughlin (Chairman)
David P. Crews
David F. Drohan

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE DURING 2006

Section 16(a) of the Act requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities within specified time periods to file certain reports of ownership and changes in ownership with the SEC. The Company is not aware of any failure to file any report required by Section 16(a) of the Exchange Act in a timely manner during the fiscal year ended December 31, 2006, by any of the current directors or executive officers.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with Cytomedix's management and LJ Soldinger Associates, LLC (“Soldinger”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006, together and separately, the audited financial statements contained in Cytomedix's Annual Report on Form 10-K for the 2006 fiscal year.

The Audit Committee has also discussed with Soldinger the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) which includes, among other items, matters related to the conduct of the audit of Cytomedix's financial statements.

The Audit Committee also received and reviewed the written disclosures and the letter from Soldinger required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Soldinger its independence from Cytomedix.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in Cytomedix's Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Arun K. Deva, Chairperson
David P. Crews
David F. Drohan

INDEPENDENT PUBLIC ACCOUNTANTS

On April 12, 2007, the Company engaged PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm to audit the Company’s financial statements and to perform reviews of interim financial statements. Also, effective as of April 12, 2007, the Company elected not to re-appoint L J Soldinger Associates, LLC (“Soldinger”), the Company’s former independent registered public accounting firm, for 2007. The decision to change the Company’s independent registered public accounting firm from Soldinger to PwC was recommended and approved by the Audit Committee.

The reports of Soldinger on the financial statements of the Company as of and for the years ended December 31, 2006 and 2005, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audit for the fiscal years ended December 31, 2006 and 2005, and through April 12, 2007, there have been no disagreements with Soldinger on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Soldinger would have caused it to make reference to such matters in its reports on the financial statements for such periods. During the fiscal years ended December 31, 2006 and 2005, and through April 12, 2007, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

Prior to engaging PwC, there has been no consultation with PwC regarding the application of accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on the Company’s financial statements. Prior to engaging PwC, there has been no written report or oral advice provided by PwC that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

The Board of Directors has selected PwC to audit the financial statements for fiscal year ending December 31, 2007, and seeks shareholder ratification of said appointment. A representative of PwC will be in attendance at the annual meeting either in person or by telephone. The representative will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders. There will be no representative of Soldinger in attendance at the annual meeting.

AUDIT FEES AND TAX FEES

Pursuant to its charter, the Audit Committee must pre-approve audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditor. The following table presents fees for professional services rendered by L J Soldinger Associates, LLC for the fiscal years 2006 and 2005.

Services Performed	2006	2005
Audit Fees(1)	$405,000	200,000
Audit-Related Fees(2)	2,000	30,000
Tax Fees(3)	22,000	15,000
All Other Fees(4)	—	—
Total Fees	$429,000	$245,000

(1)	Audit fees represent fees billed for professional services provided in connection with the audit of the Company’s annual financial statements, reviews of its quarterly financial statements, audit services provided in connection with statutory and regulatory filings for those years and audit services provided in connection with securities registration and/or other issues resulting from that process. In 2006, audit fees also includes services rendered in connection with the audit of the effectiveness of internal controls over financial reporting.
(2)	Audit-related fees represent fees billed primarily for assurance and related services reasonably related to securities registration and/or other issues resulting from that process.
(3)	Tax fees principally represent fees billed for tax preparation, tax advice and tax planning services.
(4)	All other fees would include fees billed for products and services provided by the accountant, other than the services reported under the three captions above.

Pursuant to its charter, the Audit Committee must pre-approve audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. In 2005 and 2006, all such services were pre-approved by the Audit Committee.

SHAREHOLDER PROPOSALS

The Company intends to hold next year’s annual meeting in September 2008. As calculated in accordance with Rule 14a-8(d) under the Exchange Act, the deadline for providing for submitting shareholder proposals for inclusion in the Company’s proxy statement for the next annual meeting is April 14, 2008. Notice of a shareholder proposal submitted outside the processes of Rule 14a-8 under the Exchange Act will be considered untimely unless it is received by the Company on or before July 7, 2008.

OTHER MATTERS

The Board of Directors knows of no other matters which will come before the meeting. However, if any matters other than those set forth in the notice should be properly presented for action, the persons named in the proxy intend to take such action as will be in harmony with the policies of the Company and, in that connection, will use their discretion.

INCORPORATION BY REFERENCE

Exhibits filed with the Company’s Annual Report of Form 10-K for fiscal year ended December 31, 2006, and the Company’s Form 10-Q for the quarter ended June 30, 2007, are hereby incorporated by reference. Copies of the exhibits will be sent to shareholders by first class mail, without charge, within one day of the Company’s receipt of a written or oral request for said exhibits.

To request exhibits, please send your written request to:

Cytomedix, Inc.
416 Hungerford Dr., Suite 330
Rockville, Maryland 20850
Telephone: 240.499.2680
Facsimile: 240.499-2690

CYTOMEDIX, INC.

SHAREHOLDER’S PROXY AND CONFIDENTIAL VOTING INSTRUCTION CARD
Annual Meeting of Shareholders to be held September 21, 2007

The undersigned hereby appoints Andrew S. Maslan and Kshitij Mohan (the “Proxy Committee”), and each or any of them, as proxies to represent the undersigned and to vote all shares of the Company which the undersigned is entitled to vote at the meeting of shareholders to be held on Friday, September 21, 2007, at 11:00 a.m. in Rockville, Maryland, and at any adjournments or postponements thereof. This proxy card will be voted as indicated on the reverse side of this card for the election of Directors and on the proposals listed, and, at their discretion, on such other matters as may properly come before the meeting. If you sign and return this card without marking the designated boxes, this proxy card will be treated as being FOR the election of Directors and FOR Proposal No. 2.

This proxy is solicited on behalf of the Board of Directors of Cytomedix, Inc.

This card should be mailed in the enclosed envelope in time to reach the Company’s proxy tabulator, StockTrans, 44 West Lancaster Ave., Ardmore, PA 19003, by 5:00 p.m. on Thursday, September 20, 2007. Phone voting is available 24 hours a day, 7 days a week. Please see voting instructions on the reverse of this card. StockTrans will report to the Proxy Committee as to proxies received.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends a vote FOR the following action.

Vote on Directors

1.	Election of Directors (to serve until the next meeting of shareholders and until their successors are duly elected)

Nominees:

(1) James S. Benson, (2) David P. Crews, (3) Arun K. Deva, (4) David F. Drohan, (5) Mark T. McLoughlin, and (6) Kshitij Mohan.

☐	FOR ALL NOMINEES (except as designated to the contrary*)
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

* To withhold authority to vote for any individual nominee(s), write the name of said nominee(s) in the space provided below.

The Board of Directors recommends a vote FOR the following proposal proposed by the Company:

Vote on Proposal

2.	Ratify the appointment of PricewaterhouseCoopers, LLC as its independent public accountant for the fiscal year ending December 31, 2007.

☐  For
☐  Against
☐  Abstain

Do you plan to attend the Annual Meeting?

☐  Yes
☐  No

IF YOU DO NOT PLAN TO VOTE BY TELEPHONE, PLEASE RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, YOU MUST ONLY SIGN THE REVERSE SIDE; NO BOXES NEED TO BE MARKED.

NOTE: Please sign exactly as name(s) appear hereon. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full name as such.

Signature

Date:

Signature (For Joint Owners)

Date:

YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OF TWO WAYS

1. VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.

Call toll-free in the U.S. or Canada at
1-866-626-4508 on a touch-tone telephone

OR

2. VOTE BY MAIL: If you do not wish to vote by telephone, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

You may vote by telephone 24 hours a day, 7 days a week.
Your telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.